SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of report (Date of earliest event reported): September 4, 1997


                              TAUBMAN CENTERS, INC.
             (Exact Name of Registrant as Specified in its Charter)


                                    MICHIGAN
                 (State or Other Jurisdiction of Incorporation)


          1-11530                                     38-2033632
 (Commission File Number)            (I.R.S Employer Identification Number)

  200 East Long Lake Road, Suite 300, P.O. Box 200, Bloomfield Hills, Michigan
   (Address of principal executive offices)                         48303-0200
                                                                    (Zip Code)


                                 (248) 258-6800
              (Registrant's Telephone Number, Including Area Code)


                                      None
          (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Matters.

On September 4, 1997, The Taubman Realty Group Limited Partnership (TRG) completed the acquisition of Regency Square shopping center. Taubman Centers, Inc. (the Company) is the managing general partner of TRG. The Center was acquired from a subsidiary of The Prudential Insurance Company of America (the Seller) for approximately $123.9 million in cash. The Seller is unaffiliated with TRG and the Company and the transaction was negotiated at arm's length. In negotiating the purchase price, TRG considered, among other factors, the Center's historical and anticipated cash flows, the nature and terms of the leases, the physical condition of the property, expansion possibilities, and market conditions. TRG borrowed under its existing commercial paper facility and an existing revolving credit facility with Union Bank of Switzerland (New York Branch) to fund the purchase price.

Regency Square is an 823 thousand square foot regional shopping center located in Richmond, Virginia. The Center is anchored by Hecht's, JCPenney, and Sears. The Center opened in 1975 and was renovated in 1987.

Item 7. Financial Statements and Exhibits.

The following financial statements and pro forma information are being supplied as supplementary information to this voluntary filing on Form 8-K.

        a-b Financial Statements and Pro Forma Information.

            Independent Auditors' Report.

            Regency Square, Historical Summary of Revenues and Direct Operating Expenses for the Year Ended December 31, 1996.

            Taubman Centers, Inc., Pro Forma Condensed Statement of Operations, Year Ended December 31, 1996, and the Six Months Ended June 30, 1997 (unaudited).

            The Taubman Realty Group Limited Partnership, Pro Forma Condensed Consolidated Balance Sheet, June 30, 1997 (unaudited).

            The Taubman Realty Group Limited Partnership, Pro Forma Condensed Consolidated Statement of Operations, Year Ended December 31, 1996 (unaudited).

            The Taubman Realty Group Limited Partnership, Pro Forma Condensed Consolidated Statement of Operations, Six Months Ended June 30, 1997 (unaudited).

            The Taubman Realty Group Limited Partnership, Statement of Estimated Taxable Operating Results of Regency Square and Estimated Cash to be Made Available by Operations of Regency Square for a Twelve Month Period Ended June 30, 1997 (unaudited).

------------------------------------------------------------------------------

Regency Square


Historical Summary of Revenues and Direct
Operating Expenses for
the Year Ended December 31, 1996, and
Independent Auditors' Report

INDEPENDENT AUDITORS' REPORT

Partners
The Taubman Realty Group Limited Partnership
Bloomfield Hills, Michigan

We have audited the accompanying Historical Summary of Revenues and Direct Operating Expenses of Regency Square (the "Historical Summary"), for the year ended December 31, 1996. This Historical Summary is the responsibility of Regency Square's management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a Form 8-K of The Taubman Realty Group Limited Partnership) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of Regency Square's revenues and expenses.

In our opinion, such Historical Summary presents fairly, in all material respects, the revenues and direct operating expenses described in Note 1 to the Historical Summary of Regency Square for the year ended December 31, 1996 in conformity with generally accepted accounting principles.


Deloitte & Touche LLP
Detroit, Michigan
July 31, 1997

REGENCY SQUARE


HISTORICAL SUMMARY OF REVENUES AND DIRECT OPERATING EXPENSES
FOR THE YEAR ENDED DECEMBER 31, 1996
--------------------------------------------------------------------------------

REVENUES:
  Minimum rents                                                $ 6,883,568
  Percentage rents                                               1,352,919
  Recoveries from tenants                                        4,485,625
  Other                                                            496,983
                                                               -----------
                                                               $13,219,095

DIRECT OPERATING EXPENSES:
  Recoverable from tenants                                     $ 3,841,585
  Other                                                            326,559
                                                               -----------
                                                               $ 4,168,144
                                                               -----------

EXCESS OF REVENUES OVER DIRECT
  OPERATING EXPENSES                                           $ 9,050,951
                                                               ===========


See notes to historical summary.

REGENCY SQUARE

NOTES TO HISTORICAL SUMMARY OF REVENUES AND DIRECT OPERATING
EXPENSES FOR THE YEAR ENDED DECEMBER 31, 1996
------------------------------------------------------------


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   General - Regency Square is a regional shopping center located in Richmond, Virginia, which was owned by a subsidiary of The Prudential Insurance Company of America. Shopping center space is generally leased to specialty retail tenants under short and intermediate term leases which are accounted for as operating leases. Leases typically provide for guaranteed minimum rent, percentage rent, and other charges to cover certain operating costs.

   Basis of presentation - The accompanying historical summary of revenues and direct operating expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a current report on Form 8-K of The Taubman Realty Group Limited Partnerhsip (TRG). The accompanying historical summary is not representative of the actual operations of the shopping center for the period presented since material expenses which may not be comparable to the proposed future oeration of Regency Square by TRG have been excluded. Expenses excluded consist of interest and depreciation and amortization.

   Revenue recognition - Minimum rents are recognized on an accrual basis as earned, which does not materially differ from a straight-line method. Percentage rents are recognized on an accrual basis as earned. Expense recoveries, which include an administrative fee, are recognized as revenue in the period applicable costs are chargeable to tenants.

                              TAUBMAN CENTERS, INC.
                   PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                 Year Ended December 31, 1996 and the Six Months
                               Ended June 30, 1997
                                  (unaudited)
                        (in thousands, except share data)


  This unaudited Pro Forma Condensed  Statement of Operations is presented as if
(i) TRG's acquisition of the Regency Square shopping center, (ii) TRG's acquisition of interests in Paseo Nuevo, Fairlane Town Center and La Cumbre shopping centers and (iii) the Company's issuances of common stock used to acquire additional interests in TRG, had occurred as of January 1, 1996. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made. This unaudited Pro Forma Condensed Statement of Operations is not necessarily indicative of what actual results of operations would have been had these transactions occurred on January 1, 1996, nor does it purport to represent the results of operations for future periods.


                                         Year Ended                          Six Months Ended
                                      December 31, 1996                        June 30, 1997
                            ------------------------------------    ------------------------------------
                            Historical  Adjustment(A)  Pro Forma    Historical  Adjustment(B)  Pro Forma
                            ----------  ----------     ---------    ----------  ----------     ---------

Income:
  Equity in TRG's income
    before extraordinary
    items                      $21,368     $ 3,567       $24,935       $12,694     $  (496)      $12,198
  Interest and other               284                       284           151                       151
                               -------     -------       -------       -------     -------       -------
                               $21,652     $ 3,567       $25,219       $12,845     $  (496)      $12,349
                               -------     -------       -------       -------     -------       -------

Operating expenses             $   922                   $   922       $   506                   $   506
                               -------                   -------       -------                   -------

Income before
  extraordinary items          $20,730     $ 3,567       $24,297       $12,339     $  (496)      $11,843
                               =======     =======       =======       =======     =======       =======

Earnings per common share:
  Income before
    extraordinary items        $   .47     $   .01       $   .48       $   .24     $  (.01)      $   .23
                               =======     =======       =======        ======     =======       =======

Weighted average number
  of common shares
  outstanding               44,444,833   6,277,690    50,722,523    50,722,523                50,722,523
                            ==========   =========    ==========    ==========                ==========



  (A) Adjustment is due to the impact of TRG's September 1997 acquisition of Regency Square shopping center, TRG's 1996 acquisitions of interests in Paseo Nuevo, Fairlane Town Center and La Cumbre shopping centers, and the increase in the Company's ownership of TRG from 33.47% to 36.7% acquired in connection with issuances in December 1996 of the Company's common stock. See TRG's Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1996 included in this report.

  (B) Adjustment is due to the impact of TRG's September 1997 acquisition of Regency Square shopping center. See TRG's Pro Forma Condensed Consolidated
      Statement of Operations for the six months ended June 30, 1997.


                  THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  June 30, 1997
                                   (unaudited)
                                 (in thousands)

  This unaudited Pro Forma Condensed Consolidated Balance Sheet is presented as if TRG's acquisition of the Regency Square shopping center (Regency) had occurred on June 30, 1997. In management's opinion, all adjustments necessary to reflect the effect of this transaction have been made. This unaudited Pro Forma Condensed Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been at June 30, 1997, nor does it purport to represent the future financial position of TRG.

                                                Adjustments
                                                    for
                                                 Acquisition        Pro
                                  Historical    of Regency(A)      Forma
                                  ----------   --------------   ----------

Assets:
 Properties, net                  $  932,218     $ 124,580      $1,056,798
 Other assets                         66,008                        66,008
                                  ----------     ---------      ----------
                                  $  998,226     $ 124,580      $1,122,806
                                  ==========     =========      ==========
Liabilities:
 Debt                             $1,050,507     $ 123,880      $1,174,387
 Capital lease obligation             49,642                        49,642
 Accounts payable and
  other liabilities                   85,227           700          85,927
 Distributions in excess of
  net income of unconsolidated
  Joint Ventures                     123,097                       123,097
                                  ----------     ---------      ----------
                                  $1,308,473     $ 124,580      $1,433,053
Accumulated deficiency in assets    (310,247)                     (310,247)
                                  ----------     ---------      ----------
                                  $  998,226     $ 124,580      $1,122,806
                                  ==========     =========      ==========
Allocation of accumulated
 deficiency in assets:
  General Partners                $ (240,274)                   $ (240,274)
  Limited Partners                   (69,973)                      (69,973)
                                  ----------                    ----------
                                  $ (310,247)                   $ (310,247)
                                  ==========                    ==========

 (A) Represents TRG's acquisition of Regency for approximately $123.9 million. Transaction costs were approximately $0.7 million. The purchase price was allocated primarily to land, buildings and site improvements. TRG borrowed under its existing commercial paper facility and an existing revolving credit facility to fund the acquisition.

                  THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          Year Ended December 31, 1996
                                   (unaudited)
                        (in thousands, except unit data)

  This unaudited Pro Forma Condensed  Statement of Operations is presented as if
(i) TRG's acquisition of the Regency Square shopping center, (ii) TRG's acquisition of interests in Paseo Nuevo, Fairlane Town Center and La Cumbre shopping centers, and (iii) TRG's issuances of units of partnership interest and use of the proceeds to pay down floating rate debt, had occurred as of January 1, 1996. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made. This unaudited Pro Forma Condensed Statement of Operations is not necessarily indicative of what actual results of operations would have been had these transactions occurred on January 1, 1996, nor does it purport to represent the results of operations for future periods.


                                          Adjustments           Adjustments
                                             for                    for
                                          Acquisition    Pro        Other        Pro
                             Historical  of Regency(A)  Forma   Transactions    Forma
                             ----------  -------------  -----   ------------    -----

Revenues                       $262,729    $ 13,219    $275,948   $ 22,833(B)    $298,781
                               --------    --------    --------   --------       --------

Operating Costs:
Recoverable expenses           $ 72,093    $  3,842    $ 75,935   $  7,661(B)    $ 83,596
Other operating                  26,518         327      26,845      3,281(B)      30,126
Management, leasing and
 development services             4,212                   4,212                     4,212
General and administrative       21,803                  21,803                    21,803
Interest                         70,454       8,141      78,595       (966)(B),(C) 77,629
Depreciation and
 amortization                    35,770       3,044      38,814      3,527(B)      42,341
                               --------    --------    --------   --------       --------
                               $230,850    $ 15,354    $246,204   $ 13,503       $259,707
                               --------    --------    --------   --------       --------

Income before equity in
 income of unconsolidated
 Joint Ventures and before
 extraordinary items           $ 31,879    $ (2,135)   $ 29,744   $  9,330       $ 39,074
Equity in income before
 extraordinary items of
 unconsolidated Joint
 Ventures                        52,215                  52,215     (1,029)(B)     51,186
                               --------    --------    --------   --------       --------
Income before
  extraordinary items          $ 84,094    $ (2,135)   $ 81,959   $  8,301       $ 90,260
                               ========    ========    ========   ========       ========

Allocation of income
 before extraordinary items:
 General Partners              $ 65,913                $ 64,239                  $ 69,901
 Limited Partners                18,181                  17,720                    20,359
                               --------                --------                  --------
                               $ 84,094                $ 81,959                  $ 90,260
                               ========                ========                  ========
Earnings per Unit of
 Partnership Interest:
  Income before
    extraordinary items        $  1,290                $  1,259                  $  1,289
                               ========                ========                  ========

Weighted Average Number
 of Units of Partnershsip
 Interest Outstanding            65,109                 65,109      4,890(B),(C)  69,999
                               ========               ========   ========       ========

             See the accompanying Notes and Significant Assumptions

                  THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP
                        NOTES AND SIGNIFICANT ASSUMPTIONS
                          Year Ended December 31, 1996


(A) Acquisition of Regency Square
---------------------------------

In September 1997, TRG acquired Regency Square shopping center for approximately $123.9 million. Transaction costs were approximately $0.7 million. TRG borrowed under its existing commercial paper facility and an existing revolving credit facility to fund the acquisition (average rate of 6.4% in 1996). The purchase price was allocated primarily to land and to buildings and site improvements, which will be depreciated over 40 years and 15 years, respectively. Pro forma revenues and expenses, other than interest and depreciation, represent the historical amounts of Regency Square.

(B) Acquisition of Interests in Centers
---------------------------------------

In June 1996, TRG acquired the Paseo Nuevo shopping center, located in Santa Barbara, California, for $37 million. TRG used unsecured debt (average rate of 7.4% in 1996) to fund the acquisition. The Center is owned subject to two participating ground leases with remaining terms of approximately 70 years. TRG also assumed a $2.0 million note receivable due from the lessor of one of the ground leases. The note accrues interest at an annual rate of 10%. The purchase price was allocated primarily to the buildings and site improvements, which are being depreciated over 40 years and 15 years, respectively. Pro forma revenues and expenses other than interest, depreciation and management fee expense are based on unaudited information provided by the seller of the property.

In July 1996, TRG completed transactions that resulted in the acquisition of the 75% interest in Fairlane Town Center (Fairlane), previously held by a joint venture partner. In connection with the transactions, TRG issued to the joint venture partner 3,096 units of partnership interest, exchangeable for approximately 6.1 million shares of Taubman Centers, Inc. (TCO) common stock, which had a closing price of $10.75 per share on the day prior to the issuance date. TCO is the managing general partner of TRG. TRG also assumed mortgage debt of $26 million, representing the former joint venture partner's beneficial interest in the $34.6 million mortgage encumbering the property. TRG used unsecured debt (average rate of 7.4% in 1996) to fund the repayment of the 9.73% mortgage and the prepayment penalty of approximately $1.2 million. The acquisition, which resulted in TRG owning 100% of Fairlane, was accounted for at fair value. Prior to the acquisition date, TRG's interest in Fairlane was accounted for under the equity method. The purchase price was allocated primarily to land and to buildings and site improvements, which are being depreciated over 40 years and 15 years, respectively. Pro forma revenues and expenses, other than interest and depreciation and amortization, represent the historical amounts of Fairlane.

In December 1996, TRG acquired La Cumbre Plaza in Santa Barbara, California for $22.25 million in cash. TRG used proceeds from an equity offering (Note C) to fund the acquisition. The Center is subject to four ground leases (three of which are participating). The leases expire in 2028. The purchase price was allocated to buildings and site improvements, which are being depreciated over 40 years and 15 years, respectively. Pro forma revenues and expenses other than interest, depreciation, and management fee are based on unaudited information provided by the seller of the property.

                  THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP
                        NOTES AND SIGNIFICANT ASSUMPTIONS
                   Year Ended December 31, 1996 - (Continued)

(C) Issuances of Units of Partnership Interest
----------------------------------------------

In December 1996, TRG issued 3,048 units of partnership interest to TCO for the $75 million proceeds from TCO's December 1996 equity offering of 5.97 million shares of common stock. Also in December 1996, TCO exchanged 652 thousand shares of common stock for 333 TRG units of partnership interest newly issued under TRG's incentive option plan. TRG used the net proceeds totaling $82.3 million from the issuance of units to pay down short term floating rate debt (average rate of 7.0%) and to acquire La Cumbre Plaza.

                 THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP
           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                        Six Months Ended June 30, 1997
                                  (unaudited)
                       (in thousands, except unit data)

  This unaudited Pro Forma Condensed Consolidated Statement of Operations is presented as if TRG's acquisition of Regency Square shopping center had occurred on January 1, 1996. In management's opinion, all adjustments necessary to reflect the effect of this transaction have been made. This unaudited Pro Forma Condensed Consolidated Statement of Operations is not necessarily indicative of what actual results of operations would have been had these transactions been completed as of January 1, 1996, nor does it purport to represent the results of operations for future periods.


                                                Adjustments
                                                    for
                                                 Acquisition        Pro
                                  Historical    of Regency(A)      Forma
                                  ----------   --------------   ----------

Revenues                            $145,242       $  6,453      $151,695
                                    --------       --------      --------

Operating Costs:
Recoverable expenses                $ 39,291       $  1,750      $ 41,041
Other operating                       18,238            192        18,430
Management, leasing and
 development services                  1,928                        1,928
General and administrative            12,070                       12,070
Interest                              34,614          3,981        38,595
Depreciation and amortization         20,334          1,880        22,214
                                    --------       --------      --------
                                    $126,475       $  7,803      $134,278
                                    --------       --------      --------

Income before equity in income
 of unconsolidated Joint Ventures
 and before extraordinary items     $ 18,767       $ (1,350)     $ 17,417
Equity in income before extra-
 ordinary items of unconsolidated
 Joint Ventures                       26,987                       26,987
                                    --------       --------      --------
Income before extraordinary items   $ 45,754       $ (1,350)     $ 44,404
                                    ========       ========      ========

Allocation of income before
 extraordinary items:
 General Partners                   $ 35,434                     $ 34,388
 Limited Partners                     10,320                       10,016
                                    --------                     --------
                                    $ 45,754                     $ 44,404
                                    ========                     ========

Earnings per Unit of Partnership
 Interest:
  Income before extraordinary
    items                           $    654                     $    634
                                    ========                     ========

Weighted Average Number of
 Units of Partnership Interests
 Outstanding                          69,999                       69,999
                                    ========                     ========

             See the accompanying Notes and Significant Assumptions

                  THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP
                        NOTES AND SIGNIFICANT ASSUMPTIONS
                         Six Months Ended June 30, 1997


(A) Acquisition of Regency Square
---------------------------------

In September 1997, TRG acquired Regency Square shopping center for approximately $123.9 million. Transaction costs were approximately $0.7 million. TRG borrowed under its existing commercial paper facility and an existing revolving credit facility to fund the acquisition (average rate of 6.4% for the six months ended June 30, 1997). The purchase price was allocated primarily to land and to buildings and site improvements, which will be depreciated over 40 years and 15 years, respectively. Pro forma revenues and expenses, other than interest and depreciation, are based on unaudited information provided by the seller of the property.

                  THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP

                    STATEMENT OF ESTIMATED TAXABLE OPERATING
             RESULTS OF REGENCY SQUARE AND ESTIMATED CASH TO BE MADE
                    AVAILABLE BY OPERATIONS OF REGENCY SQUARE
                  For a twelve-month period ended June 30, 1997
                                   (unaudited)
                                 (in thousands)



Revenues                                                       $ 13,064
                                                               --------

Operating Costs:
   Recoverable expenses                                        $  3,671
   Other operating                                                  356
   Interest                                                       8,113
   Depreciation and amortization                                  3,993
                                                               --------
                                                               $ 16,133
                                                               --------
Estimated taxable operating loss                               $ (3,069)
Add back depreciation and amortization                            3,993
                                                               --------
Estimated cash to be made available by operations              $    924
                                                               ========


Note:

This statement of estimated taxable operating results and estimated cash to be made available from operations is an estimate of operating results of Regency Square for a period of twelve months and does not purport to reflect actual results for any period.

   c. Exhibits.

      Exhibit Number                      Description
      --------------                      -----------

            23                            Consent of Deloitte & Touche LLP.

            99 (a) Purchase and Sale Agreement By and Between One Federal Street Joint Venture and The Taubman Realty Group Limited Partnership, dated July 16, 1997 (Purchase and Sale Agreement) (without exhibits or schedules, which will be supplementally provided to the Securities and Exchange Commission upon its request).


            99 (b) First Amendment to Purchase and Sale Agreement, dated August 15, 1997 (without exhibits or schedules, which will be supplementally provided to the Securities and Exchange Commission upon its request).

                                   SIGNATURES



   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                TAUBMAN CENTERS, INC.


Date:   September 10, 1997                      By: /s/ Lisa A. Payne
                                                    ----------------------------
                                                    Lisa A. Payne
                                                    Executive Vice President and
                                                    Chief Financial Officer

                                  EXHIBIT INDEX
                                  -------------




      Exhibit Number                      Description
      --------------                      -----------

            23                            Consent of Deloitte & Touche LLP.

            99 (a) Purchase and Sale Agreement By and Between One Federal Street Joint Venture and The Taubman Realty Group Limited Partnership, dated July 16, 1997 (Purchase and Sale Agreement) (without exhibits or schedules, which will be supplementally provided to the Securities and Exchange Commission upon its request).


            99 (b) First Amendment to Purchase and Sale Agreement, dated August 15, 1997 (without exhibits or schedules, which will be supplementally provided to the Securities and Exchange Commission upon its request).